SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               JANUARY 6, 2002
                        ---------------------------------
                                Date of Report
                        (Date of Earliest Event Reported)


                           SILK BOTANICALS.COM, INC.
            ------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


                            975 S. CONGRESS AVENUE
                                 SUITE 102
                          DELRAY BEACH, FLORIDA 33445
                   ----------------------------------------
                   (Address of Principal Executive Offices)


                               (561) 265-3600
                        -------------------------------
                        (Registrant's Telephone Number)

         FLORIDA                     0-21725               65-0886132
----------------------------     ----------------      -------------------
(State or other jurisdiction     (Commission File        (IRS Employer
    of incorporation)                Number)           Identification No.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

         On December 5, 2001 BTSL Technologies Limited ("BTSL"), an Irish limited liability company, entered into an Asset Purchase Agreement ("Agreement") with Silk Botanicals.Com, Inc. ("Registrant") regarding the sale of certain of the assets and business opportunities
("Acquired Assets") of BTSL to Registrant in exchange for 20,00,000 shares of Registrant common stock in a tax-free reorganization. The transaction closed on January 6, 2002. The assets are to be transferred to a newly-formed subsidiary of the Registrant, and BTSL will own a majority of the issued and outstanding common stock of the Registrant. The transaction contemplates an approximately 1:2 reverse stock split after the closing. Concurrently with execution of the Agreement, Padraic Maloney and Tim Coburn were appointed to the Registrant's Board of Directors. The transaction has been approved by consent of a majority of the Registrant's shareholders. BTSL, pursuant to a Management Agreement, shall manage and operate the acquired assets and business opportunities on behalf of the Registrant.

The assets and business opportunities acquired from BTSL include:

1.	Patent Assignment and Know-How Transfer Agreement in the
        science of gas, chemical engineering and research. BTSL is obligated to pay to the transferor, in a personal services contract, 200,000 Class B $5.00 Stated Value Convertible Preferred Shares, for the implementation and commercial exploitation of the technologies to service BTSL's acquired agreement.

2.	Contract for the disposal of 500,000 tons of certain products.
        BTSL has agreed to pay to the contracting party, on a performance basis, 1,000,000 Class B $5.00 Stated Value
        Convertible Preferred Shares. This performance-based contract allows BTSL to implement its proprietary science and technology.

3.	100% of the shares of an Irish operating company with the name
        O-Gen Limited. This company will sell and operate specialist oxygen generating systems.

4.	100% of the shares of an Irish manufacturing company with the name O-Gen Manufacturing Limited. This company will manufacture oxygen-generating equipment as required by O-Gen Limited. A manufacturing joint venture is expected to be completed between this company and another Irish-based engineering company, which is going to manufacture for us on a subcontract basis.

5.	100% of the shares of an Irish operating company called G-Tech
        Limited. This company will supply and operate gasification units combined with electricity generation equipment.

6.	100% of the shares of an Irish manufacturing company with the name G-Tech Manufacturing Limited. A manufacturing joint venture is expected to be completed between this company and another Irish-based engineering company. The joint venture agreement is expected to be for the manufacture and co financing of up to 50% of the cost (approximately 500,000 Irish Pounds) of the first machine on a sub-contract basis.

7.	BTSL has received a third party commitment to raise $5,000,000 on a best efforts basis for the Registrant upon concluding the Transaction.


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The purchase price was arrived at through negotiation between the
Seller and the Registrant.

Prior to the consummation of the Acquisition, neither Seller nor any of its affiliates, officers or directors owned, directly or indirectly, any of the voting securities of Registrant.

The foregoing summary of the terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and incorporated herein by reference. Also filed as Exhibit 99.1 hereto and incorporated herein by reference is a copy of Registrant's January 7, 2002 press release concerning acquisition of the Division.

Prior to the consummation of the Acquisition, Registrant did not own, directly or indirectly, any of the voting securities of BTSL
Technologies.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.
         ---------------------------------------------------------

         (a) Financial Statements of Business Acquired. It is impractical to provide financial statements related to the transactions described herein at the time. If required, such financial statements will be filed within sixty (60) days of the latest required date of the filing of this Form 8-K Current Report.

         (b) Pro Forma Financial Information. If required, such pro forma financial statements will be filed within sixty (60) days of the latest required date of the filing of this Form 8-K Current
Report.

         (c)      Exhibits.

2.1	Asset Purchase Agreement dated as of December 5, 2001
        between BTSL Technologies Limited and Registrant.

99.1    Press Release dated January 7, 2002.


THE REGISTRANT UNDERTAKES TO FURNISH SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST A COPY OF ANY EXHIBIT OR SCHEDULE TO THE ASSET PURCHASE AGREEMENT.


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                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SILK BOTANICALS.COM, INC.


                                  BY: /s/ JOSEPH R. BERGMANN, PRESIDENT
                                      ---------------------------------




DATE: January 15, 2002



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